Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Hurricane Sponsor LLC

Address of Joint Filer:	1601 Washington Avenue, Suite 800
Miami Beach, FL 33139

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	JAWS Hurricane Acquisition Corporation
[HCNE]

Date of Event Requiring Statement (Month/Day/Year):	06/10/2021

Designated Filer:	JAWS Hurricane Acquisition Corporation

Signature:

By:	/s/ Michael Racich, Attorney-in-Fact for Hurricane Sponsor LLC

Dated: 06/10/2021

Joint Filer Information

(continued)

Name of Joint Filer:	Barry S. Sternlicht

Address of Joint Filer:	1601 Washington Avenue, Suite 800
Miami Beach, FL 33139

Relationship of Joint Filer to Issuer:	Director, 10% Owner

Issuer Name and Ticker or Trading Symbol:	JAWS Hurricane Acquisition Corporation
[HCNE]

Date of Event Requiring Statement (Month/Day/Year):	06/10/2021

Designated Filer:	JAWS Hurricane Acquisition Corporation Corporation

Signature:

By:	/s/ Michael Racich, Attorney-in-Fact for Barry S. Sternlicht

Dated: 06/10/2021